Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MasTec, Inc

Coral Gables, FL

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2011, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting of MasTec, Inc., and the financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

BDO USA, LLP

Miami, FL

June 15, 2011